Exhibit 99

Securities and Exchange Commission                                                                                                                 17 July 2009
450 Fifth Street NW
Washington, D.C. 20549
USA

Re:  Live Current Media Inc.

Dear Sirs:

We are the independent accountants of Live Current Media Inc. We have read the Form 8K Amendment #1 dated July 17, 2009 of Live Current Media Inc. and are in agreement with the statements contained in the first paragraph, in each of items (i) through (iii), and in the last paragraph, relating to the information required to be provided under Item 4.02.  We have no basis to agree or disagree with the other statements of the issuer contained therein.

This letter is furnished to you in connection with Form 8-K, Item 4.02 (c).

Yours very truly,